                                                                   Exhibit 10.36

                                LEASE AGREEMENT
                                ---------------


     THIS LEASE, made this 6th day of April, 2001, between SEDONA LAKE LLC, a Delaware limited liability company, (hereinafter called "Landlord"), and ASTROPOWER INC., a Delaware corporation (hereinafter called "Tenant"). In consideration of the Leased Premises and the covenant, conditions, and rents hereinafter set forth, it is agreed as follows:

     1.  PREMISES AND TERM:
         ------------------

     A. Landlord does hereby lease, demise, and let to Tenant, and Tenant does hereby lease, take, and accept from Landlord, the premises being comprised of approximately Fifty-eight thousand (58,000) square feet of office area and One hundred thousand seven hundred (100,700) square feet of warehouse space located in the building and site plan attached hereto as Exhibit "A" ("Leased Premises") which building contains a net leaseable area of One hundred fifty-eight thousand seven hundred (158,700) square feet ("Building"), and is located on all that lot of ground in New Castle County, Delaware more fully described in Exhibit "B" attached hereto ("Real Property"), together with the use in common with other occupants of said Improvements of the parking areas and access roads serving said Improvements.

     B. TO HAVE AND TO HOLD the same for a twenty (20) year term commencing on issuance of a certificate of occupancy for the Building (hereinafter the "Commencement Date") and ending twenty (20) years thereafter.

     2.  TENANT IMPROVEMENTS:
         --------------------

         Landlord shall install the Tenant Improvements, in accordance with the Schedule attached hereto as Exhibit "C" (the "Tenant Improvements").

     3.  RENT:
         ----

         Tenant covenants to pay to Landlord at such place as Landlord shall from time to time direct, the basic rent ("Basic Rental") per the following schedule:

         -------------------------------------------------
            Year         Monthly Rent         Annual Rent
            ----         ------------        -------------
         -------------------------------------------------
             1            $ 89,268.75        $1,071,225.00
         -------------------------------------------------
             2            $ 91,054.13        $1,092,649.50
         -------------------------------------------------
             3            $ 92,875.21        $1,114,502.49
         -------------------------------------------------
             4            $ 94,732.71        $1,136,792.54
         -------------------------------------------------
             5            $ 96,627.37        $1,159,528.39
         -------------------------------------------------
             6            $ 98,559.91        $1,182,718.96
         -------------------------------------------------
             7            $100,531.11        $1,206,373.34
         -------------------------------------------------
             8            $102,541.73        $1,230,500.81
         -------------------------------------------------
             9            $104,592.57        $1,255,110.82
         -------------------------------------------------
             10           $106,684.42        $1,280,213.04
         -------------------------------------------------
             11           $108,818.11        $1,305,817.30
         -------------------------------------------------
             12           $110,994.47        $1,331,933.64
         -------------------------------------------------
             13           $113,214.36        $1,358,572.32
         -------------------------------------------------
             14           $115,478.65        $1,385,743.76
         -------------------------------------------------
             15           $117,788.22        $1,413,458.64
         -------------------------------------------------

         -------------------------------------------------
             16           $120,143.98        $1,441,727.81
         -------------------------------------------------
             17           $122,546.86        $1,470,562.37
         -------------------------------------------------
             18           $124,997.80        $1,499,973.61
         -------------------------------------------------
             19           $127,497.76        $1,529,973.09
         -------------------------------------------------
             20           $130,047.71        $1,560,572.55
         -------------------------------------------------

    Such Basic Rental shall be payable in equal monthly installments in advance and without demand, commencing on the Commencement Date and continuing throughout the term on the first day of each calendar month during the term.

    A. The payment of Basic Rental shall be net to the Landlord, and accordingly shall be in addition to and over and above all other payments to be made by Tenant as hereinafter provided, and all expenses pertaining to the ownership, maintenance and use of the Leased Premises, except as expressly set forth herein, it being the purpose and intent of the Landlord and Tenant that the rent payable hereunder shall when received by Landlord be absolutely net to it, and that except as expressly provided in paragraph 12C hereafter all costs, charges, expenses and obligations of every kind relating to the ownership of the Leased Premises and the use thereof which may arise or become due during the term of this Lease shall be paid by Tenant and that Landlord shall be indemnified and saved harmless by Tenant from and against same.

    B. Tenant covenants to pay when due, without any abatement, deduction, or set-off, the Basic Rental provided for herein and to pay as Additional Rent when due all other sums, costs, charges, and expenses payable by Tenant under this Lease, and in the event of any nonpayment thereof, such sums shall be collected as rent, and Landlord shall have all the rights and remedies provided for herein or by law in the case of nonpayment of rent. All payments of Basic Rental, Additional Rent, and any other charges required to be paid hereunder which are not paid promptly by Tenant to Landlord when due, shall be subject to a late charge of one and a half percent (1.5 %) per month outstanding.

    C. Tenant shall, at the execution of this Lease, pay to Landlord the first months Basic Rental.

    4.   TAXES:
         ------

         Tenant covenants to pay Landlord, as Additional Rent, one hundred percent (100%) of any real estate taxes and assessments, as hereinafter defined, levied on the Real Property and Building of which the Leased Premises are a part as follows:

    a) Real estate taxes and assessments shall be adjusted and pro-rated to the Commencement Date or the Termination Date of the term as the case may be.

    b) For purposes of this paragraph, the term "real estate taxes and assessments" shall include any public charges against the Real Property of which the Leased Premises are a part (including assessments by any County, Municipal, Metropolitan District or Commission).

    c) The Tenant shall have the right to contest the amount or validity, in whole or in part, of any increase in such real estate taxes and assessments in the name of the Landlord or the Tenant, as required, by appropriate proceedings diligently conducted in good faith and the Landlord agrees to fully cooperate in any such efforts by the Tenant, at the expense of Tenant. If the payment of the tax or assessment would operate as a bar to the proceedings or to materially interfere with its prosecution, the Tenant may require the Landlord to postpone or to defer the payment of the tax (and Landlord may require the Tenant to post bond or security to defer the payment) so long as the Leased Premises would not, in the reasonable opinion of Landlord by reason of the postponement, be in danger of being forfeited or lost. Any interest or penalty incurred by reason of the postponement of the payment of the taxes shall be paid by the Tenant.

    5. FIRE AND EXTENDED COVERAGE AND RENTAL INSURANCE:
       -----------------------------------------------

       Landlord agrees to take out and maintain a policy of fire and extended coverage insurance on the Building in an amount not less than the full replacement cost with a reputable insurance company. Tenant covenants to pay Landlord, as Additional Rent, one hundred percent (100%) of all premiums for fire and extended coverage insurance on the Building and Real Property of which the Leased Premises are a part, and percentage of all premiums for one year's policy at a term rental insurance, at rates not exceeding those rental insurance rates applicable to Tenant's specific use of the Leased Premises, as follows:

    a) Premiums shall be adjusted and pro-rated to the Commencement Date or the Termination Date of the term as the case may be.

    b) The fire and extended coverage policy shall expressly waive any right of subrogation against Landlord or Tenant and each party hereby waives any such right of recovery against the other.

    c) In the event Tenant's occupancy causes any increase in premiums for fire, and extended coverage insurance or rental insurance on the Building or Real Property of which the Leased Premises are a part above the rate for a general warehousing or distribution facilities the Tenant shall pay the additional premiums by reason thereof. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as Additional Rent.

    6. SNOW REMOVAL, PARKING LOT MAINTENANCE, GRASS CUTTING, LANDSCAPING,
       ------------------------------------------------------------------
SECURITY, MANAGEMENT FEES, COMMON AREA ELECTRIC, AND OTHER COMMON AREA CHARGES:
------------------------------------------------------------------------------

    Tenant covenants to pay Landlord, as Additional Rent, one hundred percent (100%) of all reasonable costs incurred for snow removal, parking lot maintenance, grass cutting, landscaping, security, management fees, water, sewer, common area electric, and other common area charges during the term of the Lease.

    7. PAYMENT OF OPERATING EXPENSES:
       -----------------------------

       Tenant shall pay to Landlord the Annual Operating Expenses in equal monthly installments in the amount set forth in Exhibit "D" (Standard - Industrial Estimated Common Area Maintenance) attached hereto (prorated for any partial month), from the Commencement Date and continuing throughout the Term on the first day of each calendar month during the Term, as Additional Rent, without notice, demand, or set-off, provided that the monthly installment for the first full month shall be paid at the signing of this Lease. Landlord shall apply such payments to the operating expenses owed to Landlord by Tenant pursuant to Paragraphs 4, 5, and 6. The amount of the Annual Operating Expenses set forth in Paragraphs 4, 5, and 6 represents the estimated operating expenses during the first calendar year of the Term on an annualized basis; from time to time Landlord may adjust such estimated amount if the estimated operating expenses increase. By April 30 of each year (and as soon as practical after the expiration or termination of this Lease or at any time in the event of a sale of the Property), Landlord shall provide Tenant with a statement of the actual amount of such expenses for the preceding calendar year or part thereof. Landlord or Tenant shall pay to the other the amount of any deficiency or overpayment then due from one to the other or, at Landlord's option, Landlord may credit Tenant's account for any overpayment. Tenant's obligation to pay the Annual Operating Expenses pursuant to this Paragraph 7 shall survive the expiration or termination of the Lease.

     8.   METERED UTILITIES
          -----------------

          Tenant shall pay for all charges for metered gas, electricity, light, heat, power, and all other utilities and telephone or other communication services used, rendered or supplied upon or in connection with the Leased Premises.

     9.   LIENS OR ENCUMBRANCES:
          ---------------------

          Tenant shall not allow, permit or admit any erection of improvements within the Leased Premises to become subject to any lien, charge, or encumbrances caused by Tenant, and shall indemnify Landlord against all such liens, charges, and encumbrances.

     10.  USE OF PREMISES:
          ---------------

          Tenant shall use and occupy the Leased Premises throughout the term hereof solely for the purposes of corporate headquarters and manufacturing a variety of solar electric power products; the processing of raw materials in connection therewith and research and development with respect to the foregoing.

     11.  ALTERATIONS AND IMPROVEMENTS
          ----------------------------

          A. Upon completion of the Tenant Improvements in accordance with paragraph 2 and Exhibit "C" hereof, Landlord shall assign to Tenant all warranties where applicable relating to such Tenant Improvements and shall have no further obligation to make any alterations or improvements to the Leased Premises except as provided in paragraph 12C hereof.

          B. Tenant further covenants that it will at no time or times make any alterations, improvements, or changes of any kind to the Leased Premises without first submitting the plans thereof and securing the prior written consent of the Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant may, at its own option and without having to secure the consent, written or otherwise of the Landlord,

               (1) make any alterations or changes of any kind to the Leased Premises which may be required to be made by Tenant hereunder because of any governmental order or regulation, the compliance with which Tenant is responsible for hereunder, and, so long as such alterations or changes are not of a character required to be performed by Landlord hereunder, such alterations or changes shall, if made by Tenant, be made at no expense to Landlord; and

               (2) undertake any landscaping or similar work with respect to the Leased Premises (including the improvements) which are of a minor nature and are reasonably necessary to the use by the Tenant of the Leased Premises as contemplated hereunder, provided that such work or alterations or changes are performed at no cost to Landlord and are approved by Landlord.

               All improvements, alterations, replacements, and building service equipment made or installed by or on behalf of Tenant and permanently affixed to the Building shall immediately upon completion or installment thereof be and become the property of Landlord without payment therefor by Landlord, but subject to the provisions of this Lease; provided that all machinery, equipment (other than HVAC and other building service equipment), trade fixtures, movable partitions, furniture and furnishings installed by Tenant or maintained on the Leased Premises, even if permanently affixed thereto, shall remain the property of Tenant, and Tenant shall be entitled to remove the same or any part thereof at any time during the Lease term, but Tenant shall, at its expense, repair any and all damage to the Leased Premises resulting from or caused by such removal. Landlord has the right to remove Tenant's property remaining in the Leased Premises after termination and to store same at Tenant's expense.

     12.  REPAIRS AND MAINTENANCE:
          -----------------------

          A. Tenant covenants throughout the term, at its expense, to maintain in good order and repair the interior structure of the Leased Premises, and to maintain and replace when necessary, all window and door glass therein, interior and exterior, to maintain and repair all building service equipment therein including, but not limited to, electrical, plumbing, heating, air conditioning and sprinkler equipment, pipes, wires, ducts, fixtures and appliances; to make all ordinary and necessary repairs to any of the foregoing; to keep the Leased Premises in a safe, clean, and sanitary condition; to provide for the removal of trash and rubbish; and to surrender the Leased Premises at the end of the term in as good condition as when received except for ordinary wear and use, fire or other unavoidable casualty.

          B. Landlord will provide, at Tenant's expense, for inspection at least once each calendar quarter, of the heating, air conditioning and ventilating equipment (which inspection shall encompass the work described on Exhibit "E" attached hereto and made a part of), and provide for necessary repairs thereto. Landlord will provide Tenant with copies of all service calls and reports within thirty (30) days after any service call.

          C. Landlord agrees to perform at its expense, maintenance, repair and replacement to the exterior and structural portions of the Building, all utility and Building systems not exclusively serving the Leased Premises and those located outside of the Leased Premises, the Common Areas, and the roof, gutters, downspouts, roof membrane, flashing and floor slab, except when such repairs are necessitated by negligence of the Tenant.

          D. During the Initial Lease Term, the repair and replacement of capital items such as the roof, structural elements of the Building, HVAC system components, utility connections, re-paving of parking lots and paved areas, etc. are to be the expense and responsibility of the Landlord, with no reimbursement by Tenant. Thereafter, during any extension or renewal of the

Lease Term, the cost of these items are to be amortized over their useful life, and only the annual amortized portion of these costs shall be "Annual Amortized Costs" passed through as an Annual Operating Expense.

     13.  LIABILITY INSURANCE:
          -------------------

          Tenant shall provide property, time element and liability insurance throughout the Term as follows:

          A. Tenant shall maintain in force all risk property insurance covering personal property Tenant places upon or installs within the Leased Premises in an amount equal to the replacement cost of that personal property.

          B. Tenant shall maintain in force a policy of commercial general liability insurance insuring Landlord, Tenant and Landlord's Mortgagees against liability arising from Tenant's use, occupancy or maintenance of the Leased Premises and appurtenant areas and providing contractural liability coverage for the indemnities Tenant makes in Section (18). Landlord, Tenant and Mortagee
                                              -----------------------------
shall be named as additional insured on Tenant's policy. The limit of that
-------------------------------------------------------
insurance must be at least Four Million Dollars ($4,000,000.00) per occurrence for bodily injury to or death of any persons or property damage. Tenant must cause the policy by which Tenant provides that commercial general liability insurance to be endorsed to order to confirm that (i) that insurance is primary insurance and (ii) insurance maintained by or for Landlord's benefit will not reduce the proceeds payable in respect of any claim made on the insurance Tenant furnishes in accordance with the terms of this Section 13(D).

          C. If Tenant does not qualify as a self-insurer in accordance with the rules and regulations of the agency or commission that administers the workers' compensation program in the State where the Leased Premises are located, Tenant shall maintain in force workers' compensation insurance in the amount required by applicable law and employer's liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00). The workers' compensation insurance must include an all-states endorsement.

          D. Each policy of insurance that Tenant maintains in accordance with the terms of this Agreement must be written by insurance companies licensed to do business in the state where the Leased Premises are located, must be in form and substance reasonably satisfactory to Landlord and must provide that the insurer will cancel, terminate or materially change the policy only after it has given Landlord and Tenant written notice of the anticipated cancellation, termination or material change at least thirty (30) days in advance of the time at which the cancellation, termination or material change becomes effective.

          E. Tenant may provide the insurance required by virtue of the terms of this Agreement by means of a combination of liability and excess or umbrella coverage and by means of a policy or policies of blanket insurance so long as
(i) the amount of the total insurance allocated to the Leased Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Agreement, and
(ii) the blanket policy or policies comply in all other respects with the other requirement s of this Agreement.

          F. As soon as practicable, Tenant shall furnish to Landlord certificates of insurance reflecting that the policies Tenant has agreed to maintain are in force, and it shall also provide certificates evidencing all renewals of those policies.

     14.  DAMAGE OR DESTRUCTION:
          ---------------------

          A. If during the term the Leased Premises are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on its business in the Leased Premises, Landlord shall promptly restore the Leased Premises to their condition immediately prior to the casualty.

          B. If during the term the Leased Premises are destroyed or so damaged by fire or other casualty that Tenant is prevented from carrying on business in the Leased Premises, Landlord shall have the option either to restore the Leased Premises to their condition immediately prior to the casualty or to terminate the Lease. Such option shall be exercised by Landlord by written notice to the Tenant within forty-five (45) days after the casualty.

               If Landlord chooses to restore the Leased Premises, it shall prepare or cause to be prepared a reasonable estimate of the time needed to restore the Leased Premises to their condition immediately prior to the casualty. Such estimate shall accompany the written notice to Tenant. If the time period indicated in the notice exceeds one hundred twenty (120) days, Tenant may terminate this Lease within five (5) days of receipt of Landlord's notice provided, however, that termination shall not occur unless Landlord's lender has been given notice by Landlord and opportunity to cause repairs to be made within a reasonable time.

               If the restoration period is less than the period indicated above or if Tenant agrees to a period in excess of one hundred twenty (120) days, then Landlord shall promptly commence such repair work and diligently proceed to complete the same.

               Basic Rental shall be equitably abated for any period that the Leased Premises are destroyed or damaged to the extent that Tenant is substantially prevented from carrying on its business in the Leased Premises.

     15.  COMPLIANCE WITH REGULATIONS, ETC.:
          --------------------------------

          Tenant covenants throughout the term at its expense to comply promptly with all laws, codes, ordinances, administrative and court orders and directives, rules and regulations which have the force of law, whether now in effect or hereafter promulgated, applicable to Tenant's use and occupancy of the Leased Premises, however Tenant shall have the right to contest the applicability and/or validity of any of the above so long as by reason of such action, the Leased Premises or the Building would not be in danger of forfeiture or loss. Landlord will deliver the Leased Premises at the Commencement Date, in compliance with all governing laws and regulations. If during the Lease Term, due to a change in the law, alterations to the Leased Premises are required, the respective expenses will be amortized over their useful life as provided in Paragraph 12D hereof.

     16.  CONDEMNATION:
          -------------

          A. If during the term of this Lease, all or a substantial part of the Leased Premises, the Building, or the land upon which they are located shall be taken by eminent domain, then at the option of the Tenant or the Landlord the Lease shall terminate as of, and the rent shall be apportioned to and abated from and after, the date of taking, and Tenant shall have no right to participate in any award or damages for such taking (except as set forth in Subparagraph D hereof) and hereby assigns all of its right, title, and interest therein to Landlord. For purposes of this paragraph 16 "a substantial part of the Leased Premises" shall mean a taking which renders Tenant unable to carry on its business on the Leased Premises.

          B. If during the term of this Lease, less than a substantial part of the Leased Premises, the Building or the Real Property upon which they are located (as hereinbefore defined) shall be taken by eminent domain, this Lease shall remain in full force and effect according to its terms; and Tenant shall have no right to participate in any award or damages for such taking and hereby assigns all of its right, title, and interest therein to Landlord, provided that Landlord shall at its expense promptly make such repairs and improvements as shall be necessary to restore the Leased Premises to substantially the same efficiency as before the taking.

          C. For the purpose of this Paragraph 16, "taken by eminent domain" or "taken under the power of eminent domain" shall include a negotiated sale or lease and transfer of possession to a condemning authority under bona fide
                                                                 ---- ----
threat of condemnation for public use, and Landlord alone shall have the right to negotiate with the condemning authority and conduct and settle all litigation connected with the condemnation. As hereinabove used, the words "award of damage" shall, in the event of such sale or settlement, include the purchase or settlement price of any such negotiated transfer.

          D. Nothing herein shall be deemed to prevent Tenant from claiming, negotiating, and receiving from the condemning authority, if legally payable, compensation for the taking of Tenant's own tangible property, improvements upon the Leased Premises constructed at Tenant's sole expense, and damages for Tenant's loss of business, business interruption and/or removal and relocation. Should the condemnation be affected without a cancellation of the Lease, there shall be an appropriate reduction in rental commensurate with the area so taken.

     17.  LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS:
          ----------------------------------------------

          If Tenant shall fail to perform any covenant or duty required of it by this Lease or by law, Landlord shall, after notice to Tenant and expiration of the applicable cure period, have the right (but not the duty) to enter the Leased Premises, if necessary, to perform the same without notice, but the reasonable cost thereof shall be deemed to be Additional Rent, and shall give the Landlord the same rights and remedies as though the additional rent were part of the monthly rent due the Landlord under this Lease. The provisions of this Paragraph 17 shall not apply to Landlord's indemnification with respect to environmental matters set forth in this Lease.

     18.  INDEMNIFICATION OF LANDLORD:
          ---------------------------

          Except with respect to claims arising from Landlord's negligence, or that of its agents, servants, contractors, or employees, Tenant covenants to indemnify and save Landlord harmless (to the extent not reimbursed by insurance required by this Lease to be furnished by Tenant) from any and all claims for liability of any nature whatever arising from any use, occupancy, construction, repairs, or other work or activity done in, on, or about the Leased Premises during the term by Tenant or Tenant's agents, servants, contractors, employees, licensees, or invitees or from any condition of the Leased Premises or anything thereon or therein during the term, or from any occurrence whatever in, on, or about the Leased Premises during the term, including all Landlord's reasonable costs, expenses, and counsel fees in connection with any such claim.

     19.  LANDLORD'S EXONERATION:
          ----------------------

          Except with respect to claims arising from Landlord's negligence or that of its agents, servants, contractors, or employees, or from Landlord's failure to make repairs required of it to be made pursuant to this Lease, Tenant covenants to save harmless, protect and indemnify the Landlord from and against any and all losses, damages, claims, suits, or actions, judgments, and costs, which may arise or grow out of any injury to or death of any person or damage to any property (including, but not by way of limitation, Tenant and employees of Tenant and their property) which is caused by the fault or negligence of the Tenant, its agents or servants, sublessees and assigns, in the use and possession of the Leased Premises and the equipment thereon by Tenant or the operation of the business conducted by Tenant on the said Leased Premises.

     20.  DEFAULT PROVISIONS:
          ------------------

          In the event of any default of Tenant in paying any installment of Basic Rental, Additional Rent or other sums payable hereunder, Landlord shall provide written notice to Tenant of such default and Tenant shall have ten (10) days to cure. If Tenant has not cured, Landlord may elect to immediately terminate this Lease by serving a written notice upon Tenant.

          In the event of any other event of default of Tenant hereinafter mentioned in this Paragraph 20, then Landlord may elect to terminate this Lease by serving a written notice upon Tenant of Landlord's election to terminate this Lease upon a specified date, not less than thirty (30) days after the day of serving of such notice. If said event of default shall not be corrected within said thirty (30) day period, this Lease shall then expire on the date specified, as if that date had originally fixed as the expiration of the term hereinafter granted; provided however, that this Lease shall not terminate or expire if Tenant undertakes diligently to remedy a default within such thirty (30) day period.

     Each of the following events shall be deemed an event of default by Tenant within the meaning of this paragraph 20:

     (a) the failure to pay any installment of Basic Rental or additional rent when due and payable;

     (b) the failure to perform any of the other covenants or conditions of this Lease on the part of Tenant to be performed;

     (c) the making of an assignment by Tenant for the benefit of its creditors;

     (d) the appointment of a receiver or trustee of all or part of Tenant's property;

     (e)  the filing of a petition in bankruptcy by Tenant;

     (f) the filing of a petition by or against Tenant for its reorganization or for an arrangement under any bankruptcy law or other law; or

     (g) the filing of or petition by Tenant to effect a composition or an extension of time to pay its debts; provided that if an event referred to in sections (d) and (f) above shall have been involuntary on the part of Tenant, the Tenant shall have sixty (60) days to discharge the receiver or trustee or dismiss the petition after the appointment of filing.

     In the event that this Lease is terminated in the manner provided for in this paragraph 20, or by court proceedings or otherwise, Landlord or Landlord's agents, servants, or representatives may, at any time after written notice to Tenant and the times set forth in this paragraph 20, reenter and resume possession of said Leased Premises, or any part thereof, and remove all persons and property there from, either by any suitable action or proceeding at law or by force or otherwise, without being liable for any damages thereof. No reentry by Landlord shall be deemed to be an acceptance of a surrender of this Lease.

     In case the rent or any installment of said rent hereby agreed to be paid shall at any time be in default, the Landlord shall have the right to distrain therefor.

     The Landlord, upon the happening of any of the events giving it the right to annul and cancel this Lease, shall be entitled to the benefit of all of the provisions of law for the speedy recovery of lands and tenements under this Lease held over by the Tenant in New Castle County, Delaware that are now in force or may hereafter be enacted.

     21.  ADDITIONAL REMEDIES OF LANDLORD:
          -------------------------------

          In the event that this Lease is terminated in the manner set forth in paragraph 20, hereof, or by court proceedings or otherwise, or if the Leased Premises shall be abandoned by Tenant during the term hereof, Landlord may for its own account, relet the whole or any portion of said Leased Premises for any period equal to or greater or less than the remainder of the original term of this Lease for any sum which it may deem reasonable, to any tenants which it may deem suitable and satisfactory, and for any use and purposes which it may deem appropriate, but in no event shall Landlord be under any obligation to relet the same Leased Premises for any purpose which Landlord may regard as injurious to the Leased Premises, or to any tenant which Landlord, in the exercise of reasonable discretion shall deem to be objectionable. In the event of such termination of this Lease, or in the event of any default mentioned in paragraph 20 hereof, and whether or not the Leased Premises be relet, and whether this Lease be terminated or not, Landlord shall be entitled to recover of Tenant, and Tenant hereby agrees to pay Landlord as damages, the following:

     (i) The amount of rent reserved under the lease, less the rent, if any, collected by Landlord on reletting the Leased Premises, plus the Landlord's reasonable costs for reletting. The aforementioned costs will be due within thirty (30) days of termination.

     (ii) In addition to the damages hereinbefore provided for in this paragraph 21, an amount equal to the cost of

          (a) placing the Leased Premises in the condition in which Tenant has agreed to surrender them to Landlord, and

          (b) of performing any other covenant herein contained which Tenant has agreed to perform, other than the covenant to pay rent.

          Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this paragraph 21, without waiting until the end of the term of this Lease.

          (c) In the event of such termination of this Lease or if the Leased Premises are abandoned or become vacant, or in the event of any default mentioned in paragraph 21 hereof, and whether or not the Leased Premises be relet, and whether this Lease be terminated or not, Landlord shall, in addition to all other rights and remedies available to it by law or equity or by any other provisions hereof, be entitled to declare to be immediately due and payable all Basic Rental, Additional Rent charges, payments, costs and expenses herein reserved for the balance of the term of this Lease.

     22.  RIGHT TO ASSIGN AND SUBLEASE:
          ----------------------------

          Tenant may not assign this Lease or sublet the Leased Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, provided that in the event of any such assignment or subletting with consent, Tenant shall remain liable for the performance of Tenant's obligations during the term hereof and provided further that any Basic Rental received by Tenant in excess of the rent reserved under this Lease or any payment made to Tenant in consideration of such assignment or subletting shall be paid over to Landlord as Additional Rent.

     23.  INSPECTION BY LANDLORD, ETC:
          ----------------------------

          Landlord and its agents shall have the right at all reasonable times during the term to enter the Leased Premises for the purpose of performing the maintenance and repairs required of it by this Lease and for the purpose of inspecting the same and, during the last one hundred and eighty (180) days of the term, to show both the interior and exterior of the Leased Premises to prospective tenants or purchasers and to place "For Rent" of "For Sale" signs thereon.

     24.  ASSIGNMENTS OF LANDLORD'S INTEREST:
          ----------------------------------

          If Landlord should ever assign this Lease or the Basic Rental hereunder to a creditor as security for a debt, Tenant shall, after notice of such assignment, compliance with Paragraph 26 hereof and upon demand by Landlord or the assignee, pay all sums thereafter becoming due Landlord hereunder to the assignee (from and after the time Tenant is furnished with such assignee's address) and furnish such evidence of insurance coverages required hereunder as the lender may reasonably require so as to protect the assignee's interest as it may appear and furnish such assurances to the assignee.

     25.  ATTORNMENT:
          -----------

          In the event the Leased Premises are sold at any foreclosure sale or sales, by virtue of any judicial proceedings or otherwise, this Lease shall continue in full force and effect and Tenant agrees upon request and after compliance with Paragraph 26 hereof to attorn to and acknowledge the foreclosure purchaser or purchasers at such sale as Landlord hereunder.

          The Tenant shall, promptly at the request of the Landlord or the holder of any Mortgage (herein referred to as "Mortgagee"), execute, enseal, acknowledge, and deliver such further instrument or instruments;

          a) evidencing such subordination as the Landlord or such Mortagee deems necessary or desirable, and

          b) (at such Mortgagee's request) attorning to such Mortgagee, provided that such Mortgagee agrees with the Tenant that such Mortagee will, in the event of a foreclosure of any such mortgage or deed of trust (or termination of any such ground lease) take no action to interfere with the Tenant's right hereunder, except on the occurrence of an Event of Default.

     26.  SUBORDINATION:
          -------------

          This Lease shall be subject and subordinate to the lien of any present or future mortgage or mortgages upon the Leased Premises or any property of which the Leased Premises are a part irrespective of the time of execution or the time of recording of any such mortgage or mortgages provided that in the event of foreclosure or other action taken under any mortgage by the holders thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, extensions, renewals and replacements thereof and any and all advances thereunder. Tenant and Landlord hereby agree to execute a Subordination, Non-Disturbance and Attornment Agreement with the holders of all present and future mortgages substantially in the same form as Exhibit "F".

     27.  MORTGAGEE PROTECTION CLAUSE:
          ---------------------------

          Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default, then the Mortgagees and/or Trust Deed Holders shall have thirty (30) days from the date of receiving notice within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty
(30) days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

     28.  QUIET ENJOYMENT:
          ---------------

          Landlord covenants and warrants to Tenant that Tenant on paying the rent provided for in this Lease and performing its covenants herein set forth, shall peaceably and quietly have, hold and enjoy the Leased Premises and all appurtenances thereon during the full term of this Lease.

     29.  FAILURE TO INSIST UPON STRICT PERFORMANCE:
          -----------------------------------------

          The failure of either party to insist upon a strict performance of any of the terms, conditions, and covenants herein contained shall not be deemed a waiver of any rights or remedies that either party may have and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions, and covenants herein contained. This instrument may not be changed, modified, or discharged orally.

     30.  TENANT HOLDING OVER:
          --------------------

          In the event that Tenant holds over at the expiration of the original term of this Lease or at the earlier termination thereof, Landlord shall be entitled to all the remedies now or hereafter in effect in New Castle County, Delaware, relating to the speedy recovery of possession of lands and damages for wrongful detention.

          Any holding over after the expiration of the term hereof, without the written consent of Landlord shall be construed to be a tenancy from month to month at one and one-half (1-1/2) times the monthly Basic Rental hereinbefore specified, and shall otherwise be on the terms and conditions hereinbefore specified. Such tenancy from month to month shall continue until either party shall give at least thirty (30) days notice in writing to the other terminating such tenancy.

     31.  UTILITY LINES AND FACILITIES:
          ----------------------------

          Landlord reserves the right to place (or permit any other tenant in its warehouse building so to place) in, over, below and upon the Leased Premises (in such a manner as to not unreasonably interfere with Tenant's use of the Leased Premises), utility lines, conduits, pipes, tunneling and the like to service the Leased Premises and any other premises in the Building and to use, replace, repair, and maintain (or permit any other tenant so to do) such utility lines, conduits, pipes, tunneling and the like, in, over, below, and upon the Leased Premises in such a manner as will not interfere with Tenant's enjoyment thereof, provided that Landlord shall use its best efforts to see that such work does not significantly interfere with the ongoing business and operations of Tenant, that such work shall be done expeditiously and in a workmanlike manner, and further that the Leased Premises shall, upon conclusion of the work, be restored to substantially the same conditions as they were prior to the commencement of the work.

     32.  SIGNS:
          ------

          Tenant shall not place any signs on the exterior of the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     33.  END OF TERM:
          -----------

          Upon the expiration or other termination of the term of this Lease, Tenant shall quit the Leased Premises and surrender same to Landlord, broom clean, in good order and condition ordinary wear and tear and damage or destruction by fire or other casualty or the elements or any other cause beyond Tenant's reasonable control excepted and Tenant shall remove all of its property.

     34.  SUCCESSORS AND ASSIGNS:
          ----------------------

          Except as hereinabove expressly otherwise provided, this Lease shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     35.  NOTICES:
          --------

          All notices to Tenant under this lease shall be conclusively presumed to have been delivered, one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Tenant, at:

               AstroPower, Inc.
               Solar Park
               Newark, Delaware 19716
               Attn: Tom Stiner, CFO

or such other address as Tenant may in writing from time to time designate. All notices to Landlord hereunder shall be conclusively presumed to have been delivered one day after mailing by United States mail, first class, certified or registered, and postage prepaid, addressed to Landlord, at:

               SEDONA LAKE LLC
               4001 Kennett Pike, Suite 318
               Greenville, Delaware, 19807
               Attn: Paul McConnell

or to such other address as Landlord may in writing from time to time designate.

     36.  AGENCY:
          ------

          Unless otherwise disclosed, broker, any cooperating broker, and any salesperson working with either, are representing the Landlord's interest and have fiduciary responsibilities to Landlord, but are obligated to treat all parties fairly. Broker, any cooperating broker, and any salesperson working with either, without breaching the fiduciary responsibilities to Landlord, may, among other services, provide a potential Tenant with information about the attributes of properties and available financing, show properties, and assist in preparing an offer to lease. Broker, any cooperating broker, and any salesperson working with either, also have the duty to respond accurately and honestly to a potential Tenant's questions and disclose material facts about properties, submit promptly any offers to lease and offer properties without unlawful discrimination. Landlord and Tenant represent that neither party entered into any agreement with any broker or agent except McConnell Johnson Real Estate Company LLC regarding this Lease or the Leased Premises and Landlord shall be responsible for payment of any and all brokerage fees or commissions payable in connection with this Lease for the Leased Premises.

     37.  RECORDING:
          ----------

          Landlord and Tenant agree to execute a Memorandum of Lease which may be recorded among the Land Records of New Castle County, Delaware, at the expense of the party offering the Memorandum of Lease for recording.

     38.  TENANT ESTOPPEL CERTIFICATES:
          ----------------------------

          From time to time during the term of this Lease, Tenant agrees to submit to Landlord's lender, within thirty (30) days following written demand therefor, a certificate substantially in the form attached hereto as Exhibit "G".

     39.  CAPTIONS AND HEADINGS:
          ---------------------

          The captions and headings throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify, or add to the interpretation, construction, or meaning of any provision of or the scope or intent of this Lease nor in any way affect this Lease.

     40.  ENVIRONMENTAL MATTERS:
          ---------------------

          A. Tenant represents that Tenants use of the Leased Premises will involve the use, generation, manufacture, refining, transportation, treatment, storage, handling, or disposal of, or the conduct or performance of activities in connection with hazardous substances or hazardous waste, as such terms are defined in the Delaware General Waste Management Act, 7 Del. C., Chapter 60, the
                                                        --------
Delaware Hazardous Waste Management Act, 7 Del. C., Chapter 63, the Federal
                                          ---------------------
Resource SS6690, et seq., the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. SS9601, et seq.,
                                                                      ------
and the regulations promulgated under said Acts, which could subject the Leased Premises or Landlord to liability, including damages, penalties or fines, or liens on the Leased Premises under such Acts or under the Federal common law or the common law of the State of Delaware. Tenant represents that Tenant shall secure all permits and dispose of all hazardous materials as required by 1) Delaware State Fire Protection Regulations and 2) BOCA National Building Code or other applicable regulations or codes.

          B. Tenant shall indemnify and hold harmless Landlord, its directors, officers, partners, and any of its employees, agents, and contractors against all cost incurred (including, without limitation, amounts paid pursuant to penalties, fines, orders, judgment or settlements and attorney's fees originating out of any claim made by Federal, State, or local agencies or departments or private litigants or third parties) with respect to violations or alleged violations by Tenant, its agents, employees, or invitees of environmental or health laws, rules, regulations, orders, or common law, as said laws, etc. are set forth above or otherwise.

          C. Landlord shall indemnify and hold harmless Tenant, its officers, directors, partners, and any of its employees, against all costs incurred (including, without limitation, amounts paid pursuant to penalties, fines, orders, judgments, or settlements and attorneys' fees, originating out of any claim made by Federal, State, or local agencies or departments or private litigants or third parties) with respect to violations or alleged violations by Landlord, its agents, employees, or invitees of environmental or health laws, or regulations, orders or common law as said laws, etc., are set forth above, or otherwise, provided that such violations or alleged violations are not in whole or in part related to Tenant or Tenant's use of the Leased Premises. As used herein, Tenant shall mean and include Tenant and Tenant's agents, employees, and invitees.

     41.  RIGHT OF FIRST OFFER:
          --------------------

     In the event Landlord shall, at any time during the Term hereof, elect to place the Building and Real Property on the market for sale, Tenant shall have a right of first offer to purchase the Building and Real Property on the following conditions:

          A. Landlord shall first offer the right to purchase the Building and Real Property to Tenant on such terms and conditions as Landlord shall then find acceptable.

          B. Landlord shall give Tenant written notice of the terms and conditions applicable to the sale of the Building and Real Property and Tenant shall have ten (10) business days from receipt of such written notice to inform Landlord, in writing, of acceptance of the terms and conditions for such sale as stated in Landlord's written notice to Tenant. If Tenant shall accept such terms and conditions, the parties shall forthwith enter into escrow for consummation of the sale pursuant to such terms and conditions. Close of escrow is to be on a date determined by the parties, but in no event later than thirty (30) days after Tenant's notice of acceptance. Tenant shall deposit into escrow, not later than two (2) business days after Tenant's notice of acceptance, an earnest money deposit in the amount of ten percent (10%) of the purchase price. If Tenant fails to timely close on the purchase of the Building and Real Property (time being of the essence hereof) for any reason other than the default of Landlord, the earnest money deposit shall be forfeited to Landlord as liquidated damages and Tenant's right to purchase the Building and Real Property shall forever terminate. The following additional provisions shall apply to Tenant's purchase of the Building and Real Property:

               (i) Deed. If Tenant exercises its Right of First Offer Landlord shall convey title to the Building and Real Property to Tenant by good and sufficient special warranty deed, warranting title to be free and clear of all liens, charges and encumbrances, clouds and defects, except for restrictions, reservations, limitations, easements and conditions of record; zoning ordinances and taxes and assessments, both general and special, which are a lien but not due and payable; matters of survey; and other liens and encumbrances created, assumed or suffered by Tenant (the foregoing, "Permitted Exceptions"). The deed shall be deposited into escrow with the Escrow Agent on or before the closing date. A copy of the deed shall be submitted to Tenant's counsel for approval before it is deposited into escrow.

               (ii) Preliminary title report. As soon as Tenant notifies Landlord that this Right of First Offer is exercised, it shall order from a Title Company of its choice, authorized to issue title insurance in the State of Delaware, a preliminary title report in the form of a commitment to issue a title insurance policy in the amount of the purchase price, insuring good and marketable title to Tenant, subject only to the Permitted Exceptions and the general exceptions applicable to such policy, with instructions to deliver a copy of the report to Landlord. Within seven days after Tenant receives the title report, it shall notify Landlord and the Title Company of all restrictions, reservations, limitations, easements, fens, and conditions of record other than Permitted Exceptions (collectively, "title defects") disclosed in the title report which are objectionable to Tenant. If Tenant so notifies Landlord, Landlord shall have until the closing date to cure or remove such title defects. If Tenant does not notify Landlord, Tenant shall be deemed to have waived the title defects and such defects shall be set forth as exceptions to be contained in the deed and the title insurance policy.

               (iii) Closing of title. Ten (10) days prior to the closing date, the Escrow Agent shall notify parties whether the Title Company will issue the title insurance policy required under this Agreement. If the Escrow Agent notifies the parties that:

                    (1) The Title Company will issue such policy of title insurance, this transaction shall be consummated in accordance with the terms and provisions of this Agreement; or

                    (2) The Title Company will not issue such policy of title insurance, and if Landlord does not forthwith cure the title defects that the Escrow Agent recites as preventing such issuance in the form required, or Tenant does not waive the defects, this transaction shall be postponed for a reasonable period of time not to exceed thirty (30) days until Landlord removes the title defects. If Landlord is unable or refuses to do so, this transaction shall be cancelled, the full amount of the consideration deposited with the Escrow Agent, shall be promptly refunded to Tenant, and the documents deposited into escrow shall be returned to Landlord. The parties shall be fully released from any liability hereunder except that Landlord shall pay the cost of the escrow and the charges of the Title Company.

                    (3) If Tenant waives the title defects preventing such issuance by so notifying the Title Company and the Escrow Agent, or if the Landlord cures the defects within the permitted time, the parties' obligations hereunder shall not be affected by reason of such waiver or cure, the purchase price shall not be abated or reduced, and this transaction shall be consummated in accordance with the terms and conditions hereof. However, any title defects waived by Tenant shall nevertheless be set forth as exceptions in the deeds and in the title guaranty policy or title insurance, whichever applies.

               (iv) Apportionments and Other Adjustments. Basic Rental and Additional Rent items paid by Landlord and reimbursed by Tenant, and reimbursement amounts attributable thereto, shall be apportioned as of midnight of the day before the day of Closing. Otherwise, since Tenant is responsible for all expenses of the property, there shall be no other prorations.

               (v) Charges to Landlord and Tenant. Landlord shall bear one-half (1/2) of the transfer tax, and the entire cost of any brokerage commission payable in connection with the transaction, engaged by or claiming through Landlord. Unless specified otherwise in the agreed terms and conditions of sale, Tenant shall bear any and all other costs of closing, including, without limitation: (1) one-half (1/2) of any transfer tax; (2) the cost of any brokerage commission payable in connection with the transaction, engaged by or claiming through Tenant; (3) all escrow fees; (4) the cost of filing the deed for record; and (5) all costs of survey and title insurance. Each party shall bear its own attorneys' fees.

          C. In the event Tenant shall decline to purchase the Building and Real Property on the terms and conditions stated in Landlord's written notice or shall fail to respond thereto within the required ten (10) business day period, Landlord shall then have the right to enter into a written agreement with any third party purchaser for the sale of the Building and Real Property on such terms and conditions as are acceptable to Landlord in its sole and absolute discretion. However, if, during the one-year period following the expiration of such ten (10) business day period, Landlord proposes to accept a purchase price which is less than 85% of the price set forth in Landlord's original notice to Tenant, Landlord must then offer to sell the Building and Real Property to Tenant at such price by delivering a notice and following the procedures of paragraph 41 (B) above. After the expiration of the one-year period, if the Building has not been sold, Tenant shall again be entitled to a right of first offer, on all of the terms of this paragraph 41, before Landlord can sell the Building and Real Property to a third party.

          D. Notwithstanding anything in the foregoing to the contrary, Tenant's right to purchase under this paragraph 41 shall not apply to the sale or proposed sale by Landlord of the Building and Real Property if the Building and Real Property is packaged together with one or more additional properties. However, Tenant's right of first offer, if not then terminated, shall survive any such packaged or portfolio sale.

          E. If the Building and Real Property is sold to a third party after compliance with this paragraph 41, Tenant's right of first offer shall terminate and be forever void, and shall not be binding on such purchaser.

     WITNESS the execution of this Lease under seal by the parties hereto as of the date first above written.


               WITNESS:                      Landlord:       SEDONA LAKE LLC


     /s/ Robert Ruggio                  By: /s/ Paul M. McConnell
     ---------------------------            ----------------------------- (Seal)
     ATTEST:                                        Managing Member

                                    Tenant:  ASTROPOWER INC


    /s/ Todd R. Greenspan           By:/s/ Thomas J. Stiner
    ----------------------------       -------------------------------- (Seal)
     ATTEST:                        Title: SVP & CFO
                                          ----------------------------

                                  EXHIBIT "A"

                                   SITE PLAN

          Attached plan dated November 9, 2000, DWG No. 0003547-5419.

                                  EXHIBIT "B"

                               LEGAL DESCRIPTION

                                  EXHIBIT "C"

                       TENANT IMPROVEMENTS - OFFICE AREA

                             (Plan to be attached)

     Tenant has represented to Landlord that office area will be approximately seventy-five percent (75%) open area. Tenant shall be responsible for costs associated with data and security upgrades above normal office fit-out. The Leased Premises shall be delivered to Tenant on a Turn-key basis in accordance with mutually acceptable building specifications which will include, at Landlord's cost:

..    Approximately 58,000 square feet of finished office space, of which 29,000 square feet will be on a 2/nd/ floor.

..    Parking area for 203 cars.

..    Interior Partitions:
     -------------------
     - 5/8" Drywall on 3-5/8" metal studs, 2'-0" O.C., two (2) coats low luster latex paint and 4" vinyl base, both sides

     - Allowance: one (1) LF per 20 SF of office space. All partitions to receive sounds batts.

     - Demising Partitions shall be CEO, Senior Vice President Offices and Board Room, Conference Rooms

..    Interior Doors and Frames:
     -------------------------
     - 3'-0" x 7'-0" hollow core birch veneer, prehung in wood frame. Hardware includes passage set, 1-1/2 pair hinges and wall stop

     - Two to Three each 3'-0" x 7'-0" hollow metal door in hollow metal frame to provide passage from office to warehouse

..    Exterior Doors and Frames:
     -------------------------
     - Front Entry to be 3'-0" x 7'-0" aluminum and glass door (Kawneer, narrow style door with closer, dead bolt, threshold and weather stripping)

     - Real entry to be 3'-0" x 7'-0" hollow metal door and frame with lockset, closer, threshold and weather stripping. (One set of metal, open grate stairs is provided if rear door is at "tailgate" height)

..    Floor coverings:
     ---------------
     -    Office areas to be carpeted with 28 oz. Carpet.
     -    Bathroom floors to be ceramic tile.  Wet wall to be ceramic tile.

..    Ceilings:
     --------
     - 2' x 4' lay in, exposed white grid. Tile equal to Armstrong's "Minaboard" (5/8" non-directional, fissured)

..    Electrical:
     ----------
     - 480/277 volt service to building, individual service sized to meet tenant requirements

     - Lighting: 2' x 4' lay-in fixtures with 24 cell parabolic lenses. Light level in office = 70 fc at desk top. Ballast shall be energy saving with T-8 lamps.

     -    Receptacles:  One (1) duplex receptacle per 10 LF of partition

..    HVAC:
     ----
     - Gas fired, forced air heat and electric air conditioning for all office area. Each space engineered to meet tenant office requirements. One (1) thermostat for every 1,000 square feet of office area.

..    Plumbing:
     --------
     - Men's and Ladies Rooms shall be provided to meet appropriate governmental codes and be ADA accessible.
     - Toilet room for warehouse shall be per governmental code and be incorporated into office area

..    Fire Protection:
     ---------------
     -    Fully automatic wet sprinkler system throughout

..    Window Treatment:
     ----------------
     -    1" Levelor "Riviera" mini blinds on all exterior windows

..    Elevator:
     --------
     - One hydraulic elevator shall be provided at a mutually agreed upon location.

..    Stair:
     -----
     - One set of monumental stairs shall be provided at the front entrance of building

..    Casework:
     --------
     - Provide appropriate casework for standard lunchroom. Casework is not provided for a full service cafeteria.

                                  EXHIBIT "C"
                     TENANT IMPROVEMENTS - WAREHOUSE AREA

                             (Plan to be attached)

..    Exterior Wall:
     -------------
     -    Tilt-up concrete construction

..    Parking:
     -------
     -    73 Cars

..    Structure:
     ---------
     -    Steel frame, metal decking

..    Roof:
     ----
     -    EPDM Rubber on 4" Rigid Insulation

..    HVAC:
     ----
     -    Cambridge gas fired heaters, mounted to wall of warehouse

..    Electrical:
     ----------
     -    Lighting to be twenty-five (25) foot candles via Metal Halide Fixture
     -    800 amp service to be provided by Landlord to building

..    Fire Protection:
     ---------------
     -    ESFR Sprinkler System

..    Ceiling Height:
     --------------
     -    30'0" Clear Height

..    Ceiling:
     -------
     -    To be painted white.

..    Interior Walls:
     --------------
     -    To be painted white.

..    Floor:
     -----
     -    6" of Stone / 6" of Concrete

..    Dock Area:
     ---------
     - Approximately 125' x 160'; Six (6) docks with dock levelers and dock lights

..    Items Furnished and Installed by Tenant:
     ---------------------------------------
     -    Fire and/or security alarms
     -    Telephone systems
     -    Fire extinguishers
     -    Appliances

                                  EXHIBIT "D"
                             STANDARD - INDUSTRIAL

                       ESTIMATED COMMON AREA MAINTENANCE

Per Square Foot

       Insurance:                      $ .08

       Landscape:                      $ .04

       Snow Removal:                   $ .08

       Life Safety/Fire Protection;
       Inspections                     $ .05

       Electric CAM:                   $ .03

       Taxes:                          $ .36

       Management Fee:                 $ .20

       Sewer/Water:                    $ .28

       HVAC Maintenance
       Contract:                       $ .03
                                       -----

       TOTAL:                          $1.15

                                  EXHIBIT "E"

                               HVAC REQUIREMENTS

  The following work will be required in accordance with the maintenance contract required in Paragraph 12B of the attached Lease:

          1.        Check performance of all major components.

          2.        Lubricate moving parts as required.

          3.        Check refrigerant charges (during cooling season).

          4.        Inspect for oil and refrigerant leaks.

          5.        Check operating and safety controls.

          6.        Check pressures and temperatures.

          7.        Inspect condensers.

          8.        Inspect fans, motors, and starters.

          9.        Tighten electrical connections at equipment.

          10.       Test amperages and voltages.

          11.       Check belts and drives.

          12. Check oil and filters, or dryers, as required (at least four times per year).

          13.       Check temperature on control system.

          14.       Thoroughly inspect heat exchanger.

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

                                  EXHIBIT "F"

           SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT

     This Subordination, Non-Disturbance, and Attornment ("Agreement") is made as of the __________ day of ______________, ____________ , between
____________________ ("Tenant") and _____________________ ("Lender").

     Recitals:

     A. Lender is the owner and holder of a mortgage recorded in Book _________ at Page ________ of the _____________ Land Records, encumbering property (the "Property") more particularly described in Exhibit "A" hereto (the mortgage and all increases, renewals, recastings, modifications, consolidations, participations, replacements, and/or extensions thereof are hereinafter collectively called the "Mortgage").

     B.   The owner of the Property ____________________________________________
("Landlord"), and Tenant entered into a lease dated as of _____________________, ______, covering premises of approximately _____________________________________
rentable square feet ( the "Leased Premises") within the Property.

     C. The Lease is subject and subordinate to the Mortgage, and Tenant wishes to obtain from Lender assurances the Tenant's possession of the Leased Premises will not be disturbed in certain circumstances, and Lender is willing to provide such assurances to Tenant, upon and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, for $10.00 and other valuable consideration exchanged between Lender and Tenant, the receipt and sufficiency of such consideration being hereby acknowledged, Lender and Tenant agree as follows:

     1.   Subordination.    The Lease is and will remain subject and subordinate
in all respects to the Mortgage and all voluntary and involuntary advances made thereunder, in accordance with the terms and conditions hereof.

     2.   Non-disturbance Agreement.    As long as tenant is not in default
beyond any applicable grace period on the payment of rent, additional rent or other charges or in the performance of any of the terms or conditions of the Lease, Tenant's rights under the Lease and its possession of the Leased Premises will not be interfered with or disturbed by Lender during the term of the Lease (including any renewal or extension term) following acquisition of title to the Property

          (a) by Lender or the purchaser at a foreclosure sale pursuant to any action or proceeding to foreclosure the Mortgage, or

          (b) by Lender pursuant to acceptance of a deed in lieu of foreclosure (in either case, a "Transfer of Ownership").

     3. Attornment Agreement. If a Transfer of Ownership occurs, Lender and Tenant will be bound to each other, as landlord and tenant, respectively, under all of the terms and conditions of the Lease for the balance of the term thereof (including any renewal or extension term), and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative, without the execution of any other instruments on the part of either party hereto, immediately upon a Transfer of Ownership. As used in this Article and in the subsequent provisions hereof, whenever the context allows the term "Lender" will also include a purchaser of the Property at a foreclosure sale.

     4. Lender's Liability. Notwithstanding any other provision of this Agreement, Lender will not in any way be:

          (a) liable for acts or omissions of any prior landlord (including Landlord);

          (b) subject to offsets or defenses that Tenant might have had against any prior landlord (including Landlord);

          (c) bound by rent, additional rent or other charges that Tenant might have paid for more than 30 days in advance to any prior landlord (including Landlord);

          (d) bound by any amendment or modification of the Lease made without Lender's prior written consent (except to the extent that the Lease may specifically contemplate any amendment or modification thereof);

          (e) responsible for money or other security delivered to Landlord pursuant to the Lease but not subsequently received by Lender; or

          (f) obligated to pay Tenant the "Construction Allowance" referred to in the Lease, such payment obligation being personal to Landlord.

     5. Condemnation Awards and Insurance Proceeds. Without limiting any other provision of this Agreement, until a Transfer of Ownership occurs the provisions of the Mortgage regarding Lender's rights in and to insurance proceeds and awards or other compensation made for the taking by eminent domain (or conveyance in lieu thereof) will be superior to, and will govern and control over, any contrary provision of the Lease. Notwithstanding anything contained the Lease that may require Landlord to repair or restore damage to the Leased Premises caused by fire or other casualty or by exercise of eminent domain, if a Transfer of Ownership occurs Lender will have no obligation for such repair or restoration except as the same can reasonably be accomplished with the net proceeds or net award or other compensation actually received by Lender with respect to the Leased Premises. If such net proceeds or net award is insufficient for restoration, Tenant may immediately terminate this Lease by written notice effective from the date of loss or condemnation.

     6. No Lease Modification or Claims. Tenant hereby confirms that the Lease has not been modified or amended and is in full force and effect without any claims or default, offset or deduction by Tenant.

     7. Recognition of Mortgage and Collateral Assignment. To the extent that the Lease entitles Tenant to notice of any mortgage affecting the Leased Premises, this Agreement constitutes such notice with respect to the Mortgage, and Tenant also acknowledges Landlord's collateral assignment of the Lease to Lender.

     8. Lender's Right to Cure Default. Notwithstanding any provision of the Lease, no notice by Tenant to Landlord of any breach or default by Landlord under the Lease will be effective unless and until

          (a)  a copy of the notice is received by Lender, and

          (b) thirty (30) days has elapsed following Lender's receipt of such copy, during which period Lender will have the right, but will not obligate, to cure the breach or default.

     9. Notices. To be effective, any notice or other communication given pursuant to this Agreement must be in writing and sent postpaid by United States registered or certified mail with return receipt requested. Rejection or other refusal to accept, or inability to deliver because of changed address of which no notice has been given, will constitute receipt of the notice or other communication. For purposes hereof, Lender's address is

                              _________________________________________
                              _________________________________________
                              _________________________________________
                              Attn: ___________________________________


                              And Tenant's address is

                              _________________________________________

                              _________________________________________

                                         _______________________________________

                              Attn: ___________________________________


     At any time (s), each party may change its address for the purposes hereof by giving the other party a change of address notice in the manner stated above.


     10. Entire Agreement, Etc. This Agreement (a) is to be construed and enforced in accordance with the laws of the State of ______________________ ,
(b) contains the entire understanding of Lender and Tenant regarding matters dealt with herein (any prior written or oral agreements between them as to such matters being superseded hereby), (c) can be modified or waived in whole or in part only by a written instrument signed on behalf of the party against whom enforcement of the modification or waiver is sought, and (d) will bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, this Agreement has been duly signed as of the date first above written.

     (The foregoing is signed, witnessed, and notarized on behalf of Lender and Tenant.)

                                   EXHIBIT G

                          TENANT ESTOPPEL CERTIFICATE

Lessor: ________________________________________________________

Lessee: ________________________________________________________


Identification of Leased Premises:
          Approximately _____________________ square feet within a warehouse and office building on land known as _______________________________________________
_________________________________________________________________
________________________________________________________________,
as more fully set forth in the lease.

Date of Original Lease:__________________________________________

Date(s) of any amendments: _____________________________________

     The undersigned, the Tenant named above of the premises identified above (the "Leased Premises") to induce ______________________________________________
(the "Lender") to make a loan to Landlord hereby certifies to Lender the following:

     1. The undersigned has accepted and is in possession of and occupies the Leased Premises under the Lease, which is in full force and effect. The initial term of the Lease commenced on _______________________________, ________.

     2. There have been no modifications or changes in the Lease, except by those amendments listed above.

     3. The undersigned is paying the full lease Basic Rental, which on the rental payment due in ______________________, ______ is ___________________
Basic minimum Rent per month, and is also paying its proportionate share ( %) of real estate taxes, insurance premiums, and expenses of snow removal, parking lot maintenance, and grass cutting.

     4. No Basic Rent or other sum payable under the Lease has been paid for more than thirty days in advance of its due date.

     5. To the knowledge of Tenant, the Landlord is not in default under the Lease and the undersigned has no defense, setoff, or counterclaim against the Landlord under the Lease or otherwise.

     6. The undersigned has not assigned, mortgaged, or encumbered the Tenant's interest under the Lease.

     7. Tenant acknowledges receipt of notice that all of the Landlord's interest in the Lease has been assigned to Lender as further security for one or more loans to Landlord.

     8. These statements, agreements, representations, and acknowledgments shall bind the undersigned, its successors and assigns and the undersigned shall deliver a copy hereof to any assignee of its interest in the Lease.

          IN WITNESS WHEREOF, the undersigned has caused this Estoppel Certificate to be duly executed this ________________ day of _________________, __________.


          ATTEST  ______________________________________
                          ( Name of Lessee )



          _____________________________  By:____________________________